                                                                    Exhibit 11.2

                         NEWBRIDGE NETWORKS CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

         (Accounting principles generally accepted in the United States) (Canadian dollars, amounts in thousands except per share data)



                                                            for the fiscal quarter ended            for the fiscal year ended
                                                            ----------------------------            -------------------------
                                                       Jul 28,    Oct 27,    Jan 26,    Apr 30,    Apr 30,    Apr 30,    Apr 30,
                                                         1996       1996       1997       1997       1997       1996       1995
                                                         ----       ----       ----       ----       ----       ----       ----
Earnings per share  (U.S. GAAP - Primary)

    Net earnings                                       $60,801    $62,781   $(33,909)   $67,244    $156,917   $202,864   $188,390
                                                        ======     ======     ======     ======     =======    =======    =======

    Weighted average number of
       Common Shares outstanding
       at the end of the period                        169,228    170,232    170,941    171,701     170,510    165,842    162,891

    Net effect of dilutive stock options and
       shares to be issued in settlement of
       litigation, based on the treasury stock
       method                                            5,702      4,515       --        4,853       4,015      5,148      3,755
                                                       -------    -------    -------    -------     -------    -------    -------

    Weighted average number of Common
       Shares outstanding at the end of the
       period as adjusted                              174,930    174,747    170,941    176,554     174,525    170,990    166,646
                                                       =======    =======    =======    =======     =======    =======    =======

    Earnings per share (U.S. GAAP)                          35(c)      36(c)     (20)(c)     38(c)       90(c)   $1.19      $1.13
                                                            ==         ==         ==         ==          ==       ====       ====


Earnings per share  (U.S. GAAP - Fully Diluted)

    Net earnings                                       $60,801    $62,781   $(33,909)   $67,244    $156,917   $202,864   $188,390
                                                        ======     ======     ======     ======     =======    =======    =======

    Weighted average number of
       Common Shares outstanding
       at the end of the period                        169,228    170,232    170,941    171,701     170,510    165,842    162,891

    Net effect of dilutive stock options and
       shares to be issued in settlement of
       litigation, based on the treasury stock
       method                                            5,702      4,515       --        4,853       4,015      6,938      3,755
                                                       -------    -------    -------    -------     -------    -------    -------

    Weighted average number of Common
       Shares outstanding at the end of the
       period as adjusted                              174,930    174,747    170,941    176,554     174,525    172,780    166,646
                                                       =======    =======    =======    =======     =======    =======    =======

    Earnings per share (U.S. GAAP)                          35(c)      36(c)     (20)(c)     38(c)       90(c)   $1.17      $1.13
                                                            ==         ==         ==         ==          ==       ====       ====


Earnings per share expressed in U.S. dollars

    Daily average exchange rate of a Canadian
       dollar for U.S. dollars as reported by
       the Federal Reserve Bank of New York            $0.7309    $0.7322    $0.7406    $0.7284     $0.7344    $0.7345    $0.7248

    Primary earnings (loss) per share, in U.S.
       dollars                                              25(c)      26(c)     (15)(c)     28(c)       66(c)      87(c)      82(c)

    Fully diluted earnings (loss) per
       share, in U.S. dollars                               25(c)      26(c)     (15)(c)     28(c)       66(c)      86(c)      82(c)

                                   Page 183